Exhibit 99.1

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, MD 20814

Ph. (301) 941-1500

Fax (301) 941-1553

www.lasallehotels.com

LASALLE HOTEL PROPERTIES REPORTS FIRST QUARTER RESULTS

RevPAR Increases 13.7 Percent

BETHESDA, MD, April 19, 2006 – LaSalle Hotel Properties (NYSE: LHO) today reported net income to common shareholders of $33.3 million, or $0.87 per diluted share for the quarter ended March 31, 2006, compared to a net loss of $2.9 million, or ($0.10) per diluted share for the prior year period. Net income for the first quarter 2006 includes a $38.4 million gain in joint venture equity pick-up related to the sale of the Chicago Marriott.

For the quarter ended March 31, 2006, the Company generated funds from operations (“FFO”) of $12.2 million versus $8.3 million for the same period of 2005. FFO per diluted share and unit for the first quarter equaled $0.32 versus $0.27 for the same period last year. The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter was $62.8 million, up from $13.5 million during the prior year period. EBITDA for the first quarter 2006 includes a $38.4 million gain in joint venture equity pick-up related to the sale of the Chicago Marriott.

Room revenue per available room (“RevPAR”) for the quarter ended March 31, 2006 versus the same period in 2005 increased 13.7 percent to $116.33. Average daily rate (“ADR”) rose to $170.76, a 9.4 percent improvement, while occupancy rose 3.9 percent to 68.1 percent from the prior year.

“Group and transient demand was strong in the quarter, which enabled our hotels to increase occupancy and yield room rates,” said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. “Over 70 percent of our RevPAR increase resulted from higher ADR.”

The Company’s hotels generated $26.3 million of EBITDA for the quarter, which is an increase of $5.7 million or 27.8 percent over last year. First quarter EBITDA margins across the Company’s portfolio grew 280 basis points from the prior year.

“The portfolio’s performance exceeded our expectations, primarily as a result of better than expected group demand, particularly at our resort properties,” said Mr. Bortz. “Our resort hotels, especially our hotels located in San Diego, led the portfolio’s strong performance with 18.4% RevPAR growth and a 543 basis point EBITDA margin improvement.”

On January 13, 2006, the Company announced its monthly dividend of $0.10 per share of its common shares of beneficial interest for each of the three months of January, February and March 2006. The January dividend was paid on February 15, 2006 to common shareholders of record on January 31, 2006; the February dividend was paid on March 15, 2006 to common shareholders of record on February 28, 2006; and the March dividend was paid on April 14, 2006 to common shareholders of record on March 31, 2006.

On January 27, 2006, the Company acquired the Le Parc Suite Hotel for $47.0 million. The independent upscale hotel features 154 spacious suites and is located in the heart of West Hollywood. Outrigger Lodging Services (“OLS”) continues to manage the Le Parc Suite Hotel. OLS also manages the Company’s Le Montrose Suite Hotel and Grafton on Sunset, which are both also located in West Hollywood.

In February, the Company, in an underwritten public offering, sold a total of 3,737,500 common shares resulting in net proceeds of approximately $137.7 million. Additionally, the Company raised net proceeds of $85.3 million with the sale of 3,500,000 Series E Cumulative Redeemable Preferred Shares at a distribution rate of 8.0 percent per year.

On February 15, 2006, the Company successfully remarketed the $42.5 million Massachusetts Port Authority special project revenue bonds related to the Harborside Hyatt with new supporting letters of credit provided by Royal Bank of Scotland. The annual cost of the letters of credit was reduced from 2.0% to 1.35% and certain other terms were amended, creating annual interest savings of approximately $0.4 million.

On February 21, 2006, the Company closed the Washington Grande Hotel, formerly the Holiday Inn Downtown, for renovations. Upon completion of the Company’s renovation and repositioning program, the property will reopen in 2007 as a luxury high-style independent hotel.

On March 1, 2006, the Company acquired the Westin Michigan Avenue for $214.7 million and the House of Blues Hotel and related Marina City retail and parking facilities for $114.5 million in separate and unrelated transactions. The Westin Michigan Avenue is located in the heart of Chicago’s Magnificent Mile neighborhood and is in close proximity to Chicago’s major demand generators, including McCormick Place Convention Center, numerous Fortune 500 corporate headquarters, Navy Pier, professional sports venues and other leisure attractions. Starwood Hotels & Resorts Worldwide, Inc. continues to manage the hotel.

The House of Blues Hotel is a AAA Four Diamond, full service hotel located along the Chicago River and is part of the Marina City mixed-use development. The acquisition included over 115,000 square feet of retail and restaurant space at Marina City and 896 parking spaces encompassing the first 17 floors of the two adjacent Marina City residential towers. Major retail tenants include Smith & Wollensky Steakhouse, Crunch Gym, BIN 36 Restaurant, 10Pin Bowling Lounge and Bank One. Upon acquisition, Gemstone Resorts International, LLC was selected to manage the hotel, marking a new relationship for the Company.

On March 25, 2006, Chicago 540, LLC, a joint venture with The Carlyle Group, closed on the sale of the Chicago Marriott Downtown for $295 million plus approximately $11 million of other consideration. The hotel was purchased by the joint venture in 2000 for $175 million. LaSalle Hotel Properties recognized a gain in joint venture equity pick-up of $38.4 million.

In the first quarter, the Company invested $7.3 million of capital throughout its portfolio, including $2.5 million for completion of the 14,000 square foot Spa Minerale and other renovations at Lansdowne Resort. The Company also continued its renovation and repositioning programs at the Sheraton Bloomington, Chaminade Resort and Hilton Old Town Alexandria.

As of the end of the first quarter 2006, the Company had total outstanding debt of $737.3 million. The Company’s $300.0 million credit facility had $51.0 million outstanding as of March 31, 2006. Interest expense for the quarter was $8.4 million, resulting in a trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) to interest coverage ratio of 4.4 times. As of March 31, 2006, total debt to trailing 12 month Corporate EBITDA equaled 4.3 times, one of the lowest debt to EBITDA ratios in the industry.

Subsequent Events

On April 13, 2006, the Company announced a 40% increase in its monthly dividend to $0.14 per common share for each of the three months of April, May and June 2006. The April dividend will be paid on May 15, 2006 to common shareholders of record on April 28, 2006; the May dividend will be paid on June 15, 2006 to common shareholders of record on May 31, 2006; and the June dividend will be paid on July 14, 2006 to common shareholders of record on June 30, 2006.

2006 Outlook

The Company’s current 2006 outlook is as follows:

Net Income	$72.0 million - $75.2 million ($1.81 - $1.89 per diluted share);
FFO	$110.6 million - $113.8 million ($2.78 - $2.86 per diluted share/unit); and
EBITDA	$218.0 million - $221.2 million.

This 2006 outlook is based on the following major assumptions:

•	Net Income and EBITDA include the $38.4 million gain in joint venture equity pick-up related to the sale of the Chicago Marriott;

•	FFO excludes the $38.4 million gain in joint venture equity pick-up related to the sale of the Chicago Marriott;

•	Portfolio RevPAR growth of 8.5 to 10.5 percent versus 2005;

•	Portfolio hotel EBITDA margins increase 120 to 150 basis points over 2005;

•	Corporate general and administrative expenses of $12.0 million;

•	Total capital investments of approximately $80.0 to $85.0 million;

•	Income tax expense of $0.5 million to $1.5 million;

•	Average weighted outstanding debt of approximately $730.0 million; and

•	Average weighted fully diluted shares/units of 39.8 million for full-year 2006.

These forecasts assume a healthy economic environment and no unexpected events negatively impacting the economy or the travel industry.

LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, owning 28 upscale and luxury full-service hotels, totaling approximately 8,400 guest rooms in 15 markets in 11 states and the District of Columbia. The Company focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier hotel operating companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Hilton Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, Davidson Hotel Company, Gemstone Resorts International, LLC and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s 2006 outlook, including the Company’s underlying assumptions and expectations of demand growth, comparatively slower supply growth, RevPAR growth and expected completion of renovations. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company’s Annual Report on Form 10-K. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

For additional information or to receive press releases via e-mail, please visit our website at

www.lasallehotels.com

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the three months ended March 31,
	2006	2005
Revenues:
Hotel operating revenues:
Room Revenue	$69,905	$41,932
Food and beverage	32,459	22,160
Other operating department revenue	7,767	4,771

Total hotel operating revenues	110,131	68,863
Participating lease revenue	5,227	3,925
Other income	26	421

Total revenues	115,384	73,209

Expenses:
Hotel operating expenses:
Room	18,149	11,265
Food and beverage	23,988	16,467
Other direct	4,796	3,351
Other indirect	34,646	21,585

Total hotel operating expenses	81,579	52,668
Depreciation and other amortization	17,159	10,964
Real estate taxes, personal property taxes and insurance	5,735	3,588
Ground rent	1,394	798
General and administrative	3,190	2,766
Other expenses	262	101

Total operating expenses	109,319	70,885

Operating income	6,065	2,324
Interest income	690	101
Interest expense	(9,014)	(4,624)

Loss before income tax benefit, minority interest, equity in earnings of Joint Venture and discontinued operations	(2,259)	(2,199)
Income tax benefit	3,863	2,705
Minority interest of common units in LaSalle Hotel Operating Partnership, L.P.	(80)	(2)
Minority interest of preferred units in LaSalle Hotel Operating Partnership, L.P.	(1,064)	—
Equity in earnings (loss) of Joint Venture	38,411	(289)

Income from continuing operations	38,871	215

Discontinued operations:
Loss from operations of properties disposed of, including gain on disposal of assets	—	(45)
Income tax benefit	—	19

Net loss from discontinued operations	—	(26)

Net income	38,871	189
Distributions to preferred shareholders	(5,611)	(3,133)

Net income (loss) applicable to common shareholders	$33,260	$(2,944)

Earnings per Common Share - Basic:
Income (loss) applicable to common shareholders before discontinued operations and after dividends paid on unvested restricted shares	$0.87	$(0.10)
Discontinued operations	—	—

Net income (loss) applicable to common shareholders after dividends paid on unvested restricted shares	$0.87	$(0.10)

Earnings per Common Share - Diluted:
Income (loss) applicable to common shareholders before discontinued operations	$0.87	$(0.10)
Discontinued operations	—	—

Net income (loss) applicable to common shareholders	$0.87	$(0.10)

Weighted average number of common shares outstanding:
Basic	38,052,908	29,701,695
Diluted	38,431,801	30,202,017

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended March 31,
	2006	2005
Funds From Operations (FFO):
Net income (loss) applicable to common shareholders	$33,260	$(2,944)
Depreciation	17,075	10,947
Equity in depreciation of joint venture	178	265
Amortization of deferred lease costs	36	11
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	80	2
Less: Equity in gain on sale of property	(38,393)	—

FFO	$12,236	$8,281

Weighted average number of common shares and units outstanding:
Basic	38,129,385	30,084,785
Diluted	38,508,278	30,585,107

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income (loss) applicable to common shareholders	$33,260	$(2,944)
Interest	9,014	4,624
Equity in interest expense of joint venture	317	146
Income tax benefit:
Income tax benefit	(3,863)	(2,705)
Income tax benefit from discontinued operations	—	(19)
Depreciation and other amortization	17,159	10,964
Equity in depreciation/amortization of joint venture	201	287
Minority interest:
Minority interest of common units in LaSalle Hotel Operating Partnership, L.P.	80	2
Minority interest of preferred units in LaSalle Hotel Operating Partnership, L.P.	1,064	—
Distributions to preferred shareholders	5,611	3,133

EBITDA	$62,843	$13,488

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

	For the Three Months Ended March 31,
	2006	2005
TOTAL PORTFOLIO
Occupancy	68.1%	65.6%
Increase/(Decrease)	3.9%
ADR	$170.76	$156.02
Increase/(Decrease)	9.4%
REVPAR	$116.33	$102.34
Increase/(Decrease)	13.7%

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of March 31, 2006, including the Le Parc Suite Hotel, House of Blues Hotel and Westin Michigan Avenue for the Company’s period of ownership but excluding the Washington Grande Hotel (closed for renovations). The Onyx Hotel, Westin Copley Place, University Tower Hotel, Hilton San Diego Resort, Le Parc Suite Hotel, House of Blues Hotel and Westin Michigan Avenue are shown in 2005 for their comparative period of ownership in 2006.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

Prior Year Operating Data

	1Q’2005	2Q’2005	3Q’2005	4Q’2005	Full Year 2005
Occupancy	65.6%	77.6%	81.0%	67.6%	73.1%
ADR	$156.02	$180.58	$177.89	$177.76	$174.14
REVPAR	$102.34	$140.10	$144.06	$120.10	$127.30

Note:

This schedule includes historical operating data for the owned hotels open and operating as of March 31, 2006 (excludes the Washington Grande Hotel). Historical data is included in 2005 for the hotel’s comparative period of ownership in 2006.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(unaudited, in thousands)

	For the Three Months Ending
	March 31, 2006	March 31, 2005
Revenues
Room	76,785	67,546
Food & beverage	35,711	33,013
Other	8,268	7,896

Total hotel sales	120,764	108,455

Expenses
Room	19,434	18,161
Food & beverage	25,989	24,887
Other direct	5,048	4,434
General & administrative	10,400	9,906
Sales & marketing	9,803	8,958
Management fees	4,009	3,602
POM	5,875	5,622
Energy	5,891	4,629
Fixed expenses	8,054	7,710

Total hotel expenses	94,503	87,909

EBITDA	26,261	20,546

Notes:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of March 31, 2006, including the Le Parc Suite Hotel, House of Blues Hotel and Westin Michigan Avenue for the Company’s period of ownership but excluding the Washington Grande Hotel (closed for renovations). The Onyx Hotel, Westin Copley Place, University Tower Hotel, Hilton San Diego Resort, Le Parc Suite Hotel, House of Blues Hotel and Westin Michigan Avenue are shown in 2005 for their comparative period of ownership in 2006.